Exhibit 99(g)(3)

ASIA SATELLITE TELECOMMUNICATIONS HOLDINGS LIMITED

(Incorporated in Bermuda with limited liability)

(Stock Code: 1135)

FORM OF PROXY

FOR THE SPECIAL GENERAL MEETING ON TUESDAY, 24 APRIL 2007

(and any adjournment thereof)

I/We, (note 1)                                                                                                                                                                                              of,                                                                                                                                                                                                      being the registered holder(s) of (note 2)                      shares of HK$0.10 each in the issued share capital of Asia Satellite Telecommunications Holdings Limited (the “Company”), HEREBY APPOINT the Chairman of the Special General Meeting or (note 3) of                                                                                                                                         as my/our proxy to attend and act for me/us and on my/our behalf at the Special General Meeting (and at any adjournment thereof) of the holders of shares of HK$0.10 each in the issued share capital of the Company to be held at 17/F The Lee Gardens, 33 Hysan Avenue, Causeway Bay, Hong Kong on Tuesday, 24 April 2007 at 10:30 a.m. (or as soon as the Court Meeting, convened by the direction of the Supreme Court of Bermuda for the same place and date, shall have been concluded or concluded after any adjournment thereof) for the purpose of considering and, if thought fit, passing the resolution set out in the Notice convening the Special General Meeting which will be proposed as a Special Resolution and at the Special General Meeting (and at any adjournment thereof) to vote for me/us and in my/our name(s) for the Special Resolution or against the Special Resolution as indicated by a “Ö” below or, if no such indication is given, as my/our proxy thinks fit.

FOR (note 4)	AGAINST (note 4)

SPECIAL RESOLUTION:

APPROVAL of the Scheme, the capital reduction arising as a result of the Scheme as described in the Notice of Meeting, issue and allotment of the New AsiaSat Shares to AsiaCo Acquisition Ltd. and authority to the Directors

Date: 2007	Signature (note 5):

In the presence of: (Witness name)

Witness: (Witness signature)

Notes:

1.	Full name(s) and address(es) to be inserted in BLOCK CAPITALS.
2.	Please insert the number of shares registered in your name(s) to which this proxy relates. If no number is inserted, this form of proxy will be deemed to relate to all the shares of the Company registered in your name(s).
3.	If any proxy other than the Chairman of the Special General Meeting is preferred, strike out the words “the Chairman of the Special General Meeting or” and insert the name and address of the proxy desired in the space provided. The proxy need not be a member of the Company, but must attend the Special General Meeting in person to represent you. ANY ALTERATION MADE TO THIS FORM OF PROXY MUST BE INITIALLED BY THE PERSON(S) WHO SIGN(S) IT.

A member of the Company who is a holder of two or more shares and who is entitled to attend and vote at the Special General Meeting may appoint one or more proxies to attend and, on a poll, vote on his/her behalf. A proxy need not be a member of the Company.

4.	IMPORTANT: IF YOU WISH TO VOTE FOR THE SPECIAL RESOLUTION, TICK IN THE BOX BELOW THE BOX MARKED “FOR”. IF YOU WISH TO VOTE AGAINST THE SPECIAL RESOLUTION, TICK IN THE BOX BELOW THE BOX MARKED “AGAINST”. Failure to tick either box will entitle your proxy to cast your vote or abstain at his discretion. Your proxy will also be entitled to vote on any resolution properly put to the Special General Meeting other than that referred to in the Notice convening the Special General Meeting or abstain at his discretion.
5.	This form of proxy must be signed by you or your attorney duly authorised in writing or, in the case of a corporation, must be either under its common seal or under the hand of an officer or attorney duly authorised.
6.	To be valid, this form of proxy, together with the power of attorney or other authority (if any) under which it is signed or a notarially certified copy of that power or authority, must be lodged at the office of the Company’s branch registrars in Hong Kong, Computershare Hong Kong Investor Services Limited at Rooms 1806–1807, 18th Floor, Hopewell Centre, 183 Queens Road East, Wanchai, Hong Kong not less than 48 hours before the time appointed for the Special General Meeting or any adjournment thereof.
7.	In the case of joint holders of a share, the vote of the senior who tenders a vote, whether in person or by proxy, will be accepted to the exclusion of the vote(s) of the other joint holder(s) and, for this purpose, seniority will be determined by the order in which the names stand in the register of members of the Company in respect of the relevant joint holding.
8.	You may notify the Company in writing of the revocation of your proxy, provided that such written revocation is lodged not less than two hours before the time appointed for the Special General Meeting or any adjournment thereof.
9.	Completion and return of this form of proxy will not preclude you from attending and voting at the Special General Meeting if you so wish. In the event that you attend and vote at the Special General Meeting after having lodged this form of proxy, this form of proxy will be deemed to have been revoked.